Exhibit 99

       Viad Corp Announces Full Year and Fourth Quarter Results

  Full Year Income from Continuing Operations of $2.35 per Share and
             Income Before Other Items of $1.75 per Share

   Fourth Quarter Loss from Continuing Operations of $0.14 per Share and Loss Before Other Items of $0.17 per Share


    PHOENIX--(BUSINESS WIRE)--Feb. 2, 2007--Viad Corp (NYSE:VVI) today announced full year 2006 revenue of $856.0 million, segment operating income of $67.2 million, and income from continuing operations of $51.3 million, or $2.35 per diluted share. Excluding favorable resolution of tax matters of $13.2 million, or $0.60 per share, gains on sale of corporate assets of $2.2 million after-tax, or $0.10 per share, and net impairment losses of $2.1 million after-tax, or $0.10 per share, Viad's income before other items was $38.1 million, or $1.75 per share. This compares to the company's prior guidance of $1.72 to $1.79 per share and 2005 income before other items of $32.3 million, or $1.45 per share.

    Paul B. Dykstra, president and chief executive officer said, "2006 was a great year for Viad. We realized 20.7 percent growth in income before other items per share led by strong growth at GES, increased interest income and good performance by our Travel and Recreation Services segment. Additionally, our free cash flow more than doubled to $52.9 million as compared to $26.3 million in 2005."

    Fourth quarter 2006 revenue was $154.3 million, segment operating loss was $3.9 million and loss from continuing operations was $3.0 million, or $0.14 per share. Excluding net impairment losses of $2.5 million after-tax, or $0.12 per share, primarily related to the non-cash write-off of the intangible trademark asset at Exhibitgroup/Giltspur, and favorable resolution of tax matters of $3.2 million, or $0.15 per share, Viad's fourth quarter loss before other items was $3.7 million, or $0.17 per share. This compares to the company's prior guidance of a loss of $0.14 to $0.21 per share and Viad's 2005 fourth quarter income before other items of $0.04 per share. The lower income versus the 2005 fourth quarter was primarily due to a decline in revenues at Exhibitgroup/Giltspur.

    Acquisition of Melville

    Viad completed the acquisition of Melville Exhibition and Event Services Limited, the leading United Kingdom exhibition services contractor, and affiliated company, Corporate Technical Services Limited, an exhibition registration and data services company, (collectively, Melville) on February 1, 2007 for an undisclosed amount. The acquisition is expected to be slightly accretive to Viad's 2007 income, with 2007 revenue in the range of $80 million to $90 million, which excludes January results due to the acquisition date.

    Dykstra said, "The acquisition of Melville is an exciting step for GES. It provides a platform for the expansion of GES' base business into new international markets. In addition, we have identified several opportunities to drive growth and margin expansion at Melville by applying the same proven initiatives that have fueled GES' strong performance in recent years. Melville is a well-established company and is a great cultural and strategic fit for GES. We are very excited to join forces with this UK market leader."

    Full Year and Fourth Quarter 2006 Financial Highlights

    Highlights of the 2006 full year and fourth quarter, compared to full year and fourth quarter 2005 results, are presented below.


                                            2006      2005     Change
                                           --------  -------- --------
                                            ($ in millions)
Revenue                                     $856.0    $826.3      3.6%
Segment operating income                     $67.2     $64.2      4.7%
Operating margins (Note A)                     7.9%      7.8%   10 bps
Income before other items (Note B)           $38.1     $32.3     17.8%
Income before impairment losses (Note B)     $53.4     $37.0     44.3%
Income from continuing operations            $51.3     $36.5     40.6%
Net income (Note C)                          $63.6     $37.8     68.3%
Adjusted EBITDA (Note B)                     $85.8     $77.4     11.0%
Net cash provided by operating activities    $76.4     $49.9     53.3%
Free cash flow (Note B)                      $52.9     $26.3       (a)

                                           Q4 2006   Q4 2005   Change
                                           --------  -------- --------
                                            ($ in millions)
Revenue                                     $154.3    $158.6     -2.7%
Segment operating income (loss)              $(3.9)     $2.8       (a)
Operating margins (Note A)                                       -430
                                              -2.5%      1.8%      bps
Income (loss) before other items (Note B)    $(3.7)     $1.0       (a)
Income (loss) before impairment losses
 (Note B)                                    $(0.6)     $3.6       (a)
Income (loss) from continuing operations     $(3.0)     $3.6       (a)
Net income (loss) (Note C)                   $(1.8)     $3.7       (a)
Adjusted EBITDA (Note B)                     $(0.5)     $5.6       (a)
Net cash provided by operating activities     $0.9     $15.5    -94.5%
Free cash flow (outflow) (Note B)            $(5.4)     $8.5       (a)

(a) Change is greater than +/- 100 percent.

(A) For operating margins, the change from the prior year period is presented in basis points.

(B) Income before other items is defined by Viad as income from continuing operations before the after-tax effects of impairment losses/recoveries, favorable resolution of tax matters and the after-tax effects of gains on sale of corporate assets. Income before impairment losses/recoveries is defined by Viad as income from continuing operations before the after-tax effects of impairment losses/recoveries. Adjusted EBITDA is defined by Viad as net income before interest expense, income taxes, depreciation and amortization, impairment losses/recoveries, changes in accounting principles and the effects of discontinued operations. Free cash flow is defined by Viad as net cash provided by operating activities minus capital expenditures and dividends. Income before other items, income before impairment losses/recoveries, adjusted EBITDA and free cash flow are supplemental to results presented under accounting principles generally accepted in the United States of America (GAAP) and may not be comparable to similarly titled measures presented by other companies.

These non-GAAP measures are used by management to facilitate period-to-period comparisons and analysis of Viad's operating performance and liquidity. Free cash flow is also used by management to assess the company's ability to service debt, fund capital expenditures and finance growth. Management believes these non-GAAP measures are useful to investors in trending, analyzing and benchmarking the performance and value of Viad's business. These non-GAAP measures should be considered in addition to, but not as a substitute for, other similar measures reported in accordance with GAAP. See Table Two for reconciliations of income from continuing operations to both income before impairment losses/recoveries and income before other items. Also see Table Two for reconciliations of net income to Adjusted EBITDA, and of net cash provided by operating activities to free cash flow.

(C) Net income includes income from discontinued operations relating to the favorable resolution of tax and other matters related to previously sold operations of $4.8 million and $1.2 million in the full year 2006 and 2005, respectively, and $1.2 million and $80,000 in the fourth quarters of 2006 and 2005, respectively. Full year 2006 net income also includes after-tax income from discontinued operations of $7.4 million relating to the expiration of product warranty liabilities associated with a previously sold manufacturing operation.


    At the end of the fourth quarter 2006:

    --  Cash and cash equivalents were $178.1 million.

    --  Debt totaled $15.0 million, with a debt-to-capital ratio of
        3.4 percent.

    Also relating to the fourth quarter 2006:

    -- Viad repurchased 397,000 shares of its common stock at an aggregate cost of $15.0 million, bringing the year-to-date total shares repurchased to 1.5 million (with an aggregate cost of $49.4 million).

    -- Viad recorded a non-cash impairment loss of $4.6 million ($2.8 million after-tax) relating to the write-off of the remaining book value of the trademark asset at Exhibitgroup.

    -- Viad recorded income from the favorable resolution of tax matters of $3.2 million.

    -- Viad settled its claims for GES property damage and business interruption resulting from Hurricane Katrina. In connection with the final settlement, Viad received $1.7 million from its insurance carriers for business interruption, which was recorded in GES' fourth quarter operating income. Additionally, Viad recorded impairment recoveries of $514,000 ($308,000 after-tax), representing a settlement of the property claim and a non-cash adjustment related to the fixed assets written-off.

    GES Exposition Services (GES)

    For the fourth quarter of 2006, GES' revenue was $107.9 million, up $8.2 million or 8.3 percent from $99.6 million in the fourth quarter of 2005. Fourth quarter segment operating loss was $2.3 million, as compared to a loss of $869,000 in 2005. GES' 2006 operating results reflect a higher accrual for performance-based incentives, as GES was successful in achieving strong growth over 2005, as well as costs, related to headcount, that were added to drive the revenue growth and improved profitability in GES' shows throughout the year. Full year revenue increased by $55.1 million, or 9.7 percent, to $623.1 million, from $568.0 million in 2005. Full year segment operating income increased by 10.3 percent to $48.1 million, as compared to $43.6 million in 2005.

    Dykstra said, "2006 was a record year for GES. The strong growth in 2006 reflects the efforts of the GES team to continually strengthen the company's value proposition by driving service enhancements, productivity improvements and bringing new, industry-leading products and technology to market. GES also benefited from continued growth in the exhibition and event industry."

    Exhibitgroup/Giltspur (Exhibitgroup)

    Exhibitgroup's fourth quarter revenue was $40.1 million, down $12.0 million or 23.0 percent from $52.1 million in the fourth quarter of 2005. Segment operating loss was $339,000, as compared to income of $4.6 million in the 2005 quarter. Full year revenue was $153.7 million, down $30.6 million or 16.6 percent from $184.3 million in 2005. Full year segment operating loss was $3.5 million, as compared to income of $511,000 in 2005.

    Dykstra said, "2006 proved to be a very challenging year for Exhibitgroup. The company's revenues experienced a significant decline, as we were not successful in winning enough new, profitable business to replace some lost and non-recurring business from 2005. After many years of focusing inwardly to reduce costs and become more efficient, we must shift the company's focus toward driving revenue growth. We must change the way we operate to overcome a challenging exhibit market and take advantage of some attractive opportunities that we see in the broader face-to-face sales and marketing industry. The hiring of John Jastrem, previously of Omnicom (NYSE:OMC), as the new CEO of Exhibitgroup last October was an important step in this process."

    John Jastrem, president and chief executive officer of Exhibitgroup said, "I am excited about the exhibit industry. We are reviewing every aspect of the business to identify opportunities to drive improved performance and enhance shareholder value. Three areas, all focused on revenue growth, are key priorities for us. We will focus on improving our sales pipeline and increasing our win rate. We will take actions to reposition the company to a client-focused and flexible partner that works closely with clients' advertising and marketing agencies to offer comprehensive, innovative, value-added solutions that extend our clients' brands and enable our clients to generate a higher return on their marketing investment. We will strive to retain and attract the best talent to our team in order to serve and grow our existing clients and attract new clients, thereby driving our growth."

    Travel and Recreation Services

    Travel and Recreation Services segment revenue for the 2006 fourth quarter was $6.3 million, as compared to $6.8 million in the fourth quarter of 2005. Fourth quarter segment operating loss was $1.2 million, as compared to a loss of $930,000 in the 2005 quarter. Full year revenue was $79.3 million, up $5.3 million or 7.2 percent from $73.9 million in 2005. Segment operating income was $22.7 million with an operating margin of 28.6 percent, up $2.6 million, or 12.8 percent, from 2005 operating income of $20.1 million and an operating margin of
27.2 percent.

    Dykstra said, "Brewster and Glacier Park both realized strong results in 2006. As compared to 2005, Brewster saw growth in passenger volume at its gondola and an increase in occupancy at its Mount Royal Hotel. Glacier Park realized strong occupancy at its inns and lodges and an increase in room revenue over 2005."

    2007 Outlook

    Guidance provided by Viad is subject to change as a variety of factors can affect actual operating results. Those factors are identified in the safe harbor language at the end of this press release.

    Full Year 2007

    Viad's guidance for full year 2007 income per diluted share is expected to be in the range of $1.75 to $1.85. This compares to 2006 income before other items of $1.75 per share. The guidance range for 2007 assumes an effective tax rate of 38 percent to 39 percent, as compared to the 2006 effective tax rate on income before other items of 38 percent.

    On an organic basis, full year revenue and operating income are expected to be comparable to 2006 revenue of $856.0 million and operating income of $67.2 million. Organic growth in 2007 will be limited by negative show rotation at GES and investments in initiatives to reposition Exhibitgroup for future growth. The acquisition of Melville is expected to provide an additional $80 million to $90 million in revenue and be slightly accretive to Viad's 2007 earnings.

    Show rotation is expected to negatively impact full year revenues by about $33 million. In the first quarter, show rotation is not expected to have a meaningful impact on revenues. In the second quarter, show rotation is expected to positively impact revenues at Exhibitgroup by about $10 million and negatively impact revenues at GES by about $5 million. In the third quarter, show rotation is expected to negatively impact revenues by about $10 million at Exhibitgroup and about $36 million at GES. In the fourth quarter, show rotation is expected to positively impact revenues at GES by about $8 million.

    Melville's quarterly revenue for 2007 is expected to be strongest in the first and second quarters, with seasonally lower revenues in the third and fourth quarters. Due to seasonality, this business is expected to generate positive operating income in the first half of the year with operating losses in the third and fourth quarters.

    Viad's full year 2007 outlook for each operating segment is as follows:

    -- GES - On an organic basis, revenue is expected to increase at a low single digit rate from $623.1 million in 2006. Negative show rotation revenue of about $33 million is expected to be more than offset by continued strong growth in exhibitor discretionary revenue and same-show growth. The acquisition of Melville is expected to provide an additional $80 million to $90 million in revenue. GES' full year operating income (including Melville) is expected to be in the range of $52.0 million to $54.0 million.

    -- Exhibitgroup - Revenue is expected to be comparable to 2006 revenue of $153.7 million. Operating loss is expected to be in the range of $5.0 million to $7.5 million as the result of investments in initiatives to reposition the company for growth. Management expects to begin realizing the benefit of these initiatives in 2008.

    -- Travel and Recreation Services - Revenue is expected to be comparable to 2006 revenue of $79.3 million. Operating income is expected to be in the range of $22.2 million to $23.2 million.

    First Quarter 2007

    For the first quarter, Viad's income per diluted share is expected to be in the range of $0.61 to $0.70. This compares to first quarter 2006 income before other items of $0.45 per share. Revenue is expected to increase by 13 percent to 22 percent from the 2006 amount of $233.8 million. Segment operating income is expected to increase by $5.3 million to $8.3 million from $17.7 million in 2006.

    Implicit within this guidance, are the following segment revenue and operating income expectations.

                                                        Segment
                                Segment            Operating Income
                                Revenue                  (Loss)
                       -------------------------- --------------------
                         low-end        high-end  low-end     high-end
                                       ($ in millions)

 GES (a)                    $230.0  to    $245.0   $29.5  to    $32.0
 Exhibitgroup                $30.0  to     $35.0   $(4.5) to    $(3.5)
 Travel & Recreation          $4.5  to      $5.0   $(2.5) to    $(2.0)

(a) Includes a revenue range of $20.0 million to $25.0 million and an operating income range of $2.5 million to $3.0 million for Melville.


    Dykstra said, "Overall, 2006 was another great year for Viad. Clearly we have some work to do at Exhibitgroup. But GES and the Travel and Recreation businesses performed very well, contributing to a 20.7 percent increase in income before other items per share."

    Dykstra added, "While show rotation is working against us in 2007, we have a lot to be excited about. GES is experiencing great success from their initiatives to drive revenue growth and productivity improvements. We expect this success to continue, enabling GES to more than offset the impact of significant negative show rotation in 2007. In addition, the acquisition of Melville will further accelerate growth at GES. For Exhibitgroup, 2007 will be a year of transition and investment in new strategies to increase revenue and shareholder value in the future. We also have a strong balance sheet that will enable us to pursue strategic acquisitions, invest in our existing businesses and return capital to our shareholders."

    Dykstra concluded, "Looking ahead to 2008, we expect to realize significant growth. GES should have a banner year with several major shows rotating into 2008, including CONEXPO-CON/AGG and IFPE, the International Manufacturing Technology Show, MINExpo, and the International Woodworking Machinery and Furniture Supply Fair - USA(R). We also expect improved results at Melville as we will have substantially completed our integration efforts, and our growth initiatives begin to gain traction. Results at Exhibitgroup should also be stronger as we begin to realize the benefits of our work to reposition the company. Additionally, we are pursuing some attractive, strategic acquisition opportunities that could bolster growth. We remain committed to driving growth and enhancing shareholder value."

    Conference Call and Web Cast

    Viad Corp will hold a conference call with investors and analysts for a review of full year and fourth quarter 2006 results on Friday, February 2, 2007 at 9 a.m. (ET). To join the live conference call, dial (877) 502-9274, passcode 9984935, or access the webcast through Viad's Web site at www.viad.com. A replay will be available for a limited time at (888) 203-1112, passcode 9984935, or visit the Viad Web site and link to a replay of the webcast.

    Viad is an S&P SmallCap 600 company. Major subsidiaries include GES Exposition Services of Las Vegas, Exhibitgroup/Giltspur of
Chicago, Brewster Transport Company Limited of Banff, Alberta, Canada, and Glacier Park, Inc. of Phoenix. For more information, visit the company's Web site at www.viad.com.

    Forward-Looking Statements

    As provided by the safe harbor provision under the "Private Securities Litigation Reform Act of 1995," Viad cautions readers that, in addition to historical information contained herein, this press release includes certain information, assumptions and discussions that may constitute forward-looking statements. These forward-looking statements are not historical facts, but reflect current estimates, projections, expectations, or trends concerning future growth, operating cash flows, availability of short-term borrowings, consumer demand, new business, investment policies, productivity improvements, ongoing cost reduction efforts, efficiency, competitiveness, legal expenses, tax rates and other tax matters, foreign exchange rates, and the realization of restructuring cost savings. Actual results could differ materially from those discussed in the forward-looking statements. Viad's businesses can be affected by a host of risks and uncertainties. Among other things, natural disasters, gains and losses of customers, consumer demand patterns, labor relations, purchasing decisions related to customer demand for exhibition and event services, existing and new competition, industry alliances, consolidation and growth patterns within the industries in which Viad competes, adverse developments in liabilities associated with discontinued operations and any deterioration in the economy, may individually or in combination impact future results. In addition to factors mentioned elsewhere, economic, competitive, governmental, technological, capital marketplace and other factors, including further terrorist activities or war and international conditions, could affect the forward-looking statements in this press release. Additional information concerning business and other risk factors that could cause actual results to materially differ from those in the forward-looking statements can be found in Viad's annual and quarterly reports filed with the Securities and Exchange Commission.

    Information about Viad Corp obtained from sources other than the company may be out-of-date or incorrect. Please rely only on company press releases, SEC filings and other information provided by the company, keeping in mind that forward-looking statements speak only as of the date made. Viad undertakes no obligation to update any forward-looking statements, including prior forward-looking statements, to reflect events or circumstances arising after the date as of which the forward-looking statements were made.


                      VIAD CORP AND SUBSIDIARIES
             TABLE ONE - QUARTERLY AND FULL YEAR RESULTS
                             (UNAUDITED)


                      Three months ended            Year ended
                         December 31,              December 31,
                  ----------------------------------------------------
(000 omitted,
 except per share
 data)              2006      2005      %     2006      2005      %
                  --------- --------- ----- --------- --------- ------


Revenues (Note A) $154,304  $158,574  -2.7% $856,031  $826,254    3.6%
                  ========= ========= ===== ========= ========= ======


Segment operating
 income (loss)
 (Note A)          $(3,889)   $2,791   (a)   $67,249   $64,213    4.7%
Corporate
 activities and
 minority interest  (3,570)   (3,785)  5.7%  (12,865)  (13,654)   5.8%
Gain on sale of
 corporate assets
 (Note B)                -         -   (a)     3,468         -   (a)
Restructuring
 recoveries, net
 (Note C)                -       150   (a)       215       743  -71.1%
Impairment
 losses, net
 (Note D)           (4,046)        -   (a)    (3,396)     (843)  (a)
Net interest
 income (Note E)     1,818       621   (a)     6,390     1,381   (a)
                  --------- --------- ----- --------- --------- ------
Income (loss)
 before income
 taxes              (9,687)     (223)  (a)    61,061    51,840   17.8%
Income tax
 (expense)
 benefit (Note F)    6,649     3,855  72.5%   (9,736)  (15,326)  36.5%
                  --------- --------- ----- --------- --------- ------
Income (loss) from
 continuing
 operations         (3,038)    3,632   (a)    51,325    36,514   40.6%
Income from
 discontinued
 operations
(Note G)             1,203        80   (a)    12,229     1,240   (a)
                  --------- --------- ----- --------- --------- ------
Net income (loss)  $(1,835)   $3,712   (a)   $63,554   $37,754   68.3%
                  ========= ========= ===== ========= ========= ======

Diluted income
 (loss) per common
 share:
 Income (loss)
  from continuing
  operations        $(0.14)    $0.16   (a)     $2.35     $1.64   43.3%
 Income from
  discontinued
  operations          0.05      0.01   (a)      0.56      0.06   (a)
                  --------- --------- ----- --------- --------- ------
 Net income
  (loss) per
  share             $(0.09)    $0.17   (a)     $2.91     $1.70   71.2%
                  ========= ========= ===== ========= ========= ======

Basic income
 (loss) per
 common share:
 Income (loss)
  from continuing
  operations        $(0.14)    $0.16   (a)     $2.41     $1.65   46.1%
 Income from
  discontinued
  operations          0.05      0.01   (a)      0.57      0.06   (a)
                  --------- --------- ----- --------- --------- ------
 Net income
  (loss) per
  share             $(0.09)    $0.17   (a)     $2.98     $1.71   74.3%
                  ========= ========= ===== ========= ========= ======

Common shares
 treated as
 outstanding for
 net income
per share
 calculations:

  Average
   outstanding
   shares           20,965    22,195  -5.5%   21,333    22,070   -3.3%
                  ========= ========= ===== ========= ========= ======

  Average
   outstanding
   and
   potentially
   dilutive
   shares           20,965    22,374  -6.3%   21,805    22,253   -2.0%
                  ========= ========= ===== ========= ========= ======

(a) Change is greater than +/- 100 percent.


                         VIAD CORP AND SUBSIDIARIES
            TABLE ONE - NOTES TO QUARTERLY AND FULL YEAR RESULTS
                                 (UNAUDITED)


(A) Reportable Segments
                                            Three months ended
                                               December 31,
                                     ---------------------------------
   (000 omitted)                        2006        2005        %
                                     ----------- ----------- --------

   Revenues:
   GES Exposition Services             $107,882     $99,645      8.3%
   Exhibitgroup/Giltspur                 40,114      52,087    -23.0%
   Travel and Recreation Services         6,308       6,842     -7.8%
                                     ----------- ----------- --------
                                       $154,304    $158,574     -2.7%
                                     =========== =========== ========

   Segment operating income (loss):
   GES Exposition Services              $(2,318)      $(869)   (a)
   Exhibitgroup/Giltspur                   (339)      4,590    (a)
   Travel and Recreation Services        (1,232)       (930)   -32.5%
                                     ----------- ----------- --------
                                        $(3,889)     $2,791    (a)
                                     =========== =========== ========



(A) Reportable Segments
                                                 Year ended
                                                December 31,
                                      --------------------------------
    (000 omitted)                        2006        2005        %
                                      ----------- ----------- --------

    Revenues:
    GES Exposition Services             $623,082    $568,006      9.7%
    Exhibitgroup/Giltspur                153,689     184,315    -16.6%
    Travel and Recreation Services        79,260      73,933      7.2%
                                      ----------- ----------- --------
                                        $856,031    $826,254      3.6%
                                      =========== =========== ========

    Segment operating income (loss):
    GES Exposition Services              $48,055     $43,572     10.3%
    Exhibitgroup/Giltspur                 (3,505)        511    (a)
    Travel and Recreation Services        22,699      20,130     12.8%
                                      ----------- ----------- --------
                                         $67,249     $64,213      4.7%
                                      =========== =========== ========


(a) Change is greater than +/- 100 percent.

(B)Gain on Sale of Corporate Assets -- In the first quarter of 2006, Viad sold its remaining interest in its corporate aircraft along with related equipment for $10.0 million, resulting in a gain of $1.7 million ($1.1 million after-tax). Also in the first quarter of 2006, Viad sold certain undeveloped land in Phoenix, Arizona for $2.9 million, resulting in a gain of $1.7 million ($1.1 million after-tax).

(C)Restructuring Recoveries, Net -- In the third quarter of 2006, Viad recorded a restructuring charge of $355,000 ($222,000 after-tax) relating to its corporate leased office space. For the full year 2006 and 2005, $570,000 ($344,000 after-tax) and $743,000
    ($438,000 after-tax), respectively, of restructuring reserves were reversed. Of the 2005 amount, $150,000 ($87,000 after-tax) was recorded in the fourth quarter of 2005.

(D)Impairment Losses, Net -- In the third quarter of 2005, GES' operations in New Orleans were severely impacted by Hurricane Katrina and the related events that occurred. At that time, management made an estimate of the damage to GES' New Orleans property and recorded an asset impairment loss related to the net book value of fixed assets and inventory of $843,000 ($508,000 after-tax). During 2006, Viad recorded recoveries of $1.8 million ($1.1 million after-tax) related to property claims associated with Hurricane Katrina, of which $514,000 ($308,000 after-tax) was recorded in the fourth quarter. In addition, Viad received a settlement of its business interruption insurance claim of $1.7 million ($1.0 million after-tax), which was recorded in GES' operating income. Certain claims related to Exhibitgroup remain pending with Viad's insurance carriers and the amounts of recoveries related to Exhibitgroup, if any, remain uncertain.

   In the fourth quarter of 2006, Viad recorded a non-cash impairment loss of $4.6 million ($2.8 million after-tax) relating to the write-off of the remaining book value of the trademark asset at Exhibitgroup. In the third quarter of 2006, Viad recorded an impairment loss of $600,000 ($374,000 after-tax) related to the reduction in value of a non-core asset which was sold in the fourth quarter of 2006.

(E)Net Interest Income -- Net interest income in 2006 included interest recoveries of $658,000, which were recorded during the first and second quarters and were associated with income tax refunds.

(F)Income Tax Expense -- Income tax expense includes favorable resolution of tax matters of $3.2 million and $2.7 million in the fourth quarters of 2006 and 2005, respectively, and $13.2 million and $4.7 million for full year 2006 and 2005, respectively.

(G)Income from Discontinued Operations -- Viad recorded after-tax income from discontinued operations, primarily relating to the favorable resolution of tax and other matters related to previously sold operations, of $1.2 million and $80,000 in the fourth quarters of 2006 and 2005, respectively, and $4.8 million and $1.2 million for the full year 2006 and 2005, respectively. The full year 2006 income from discontinued operations also includes income of $7.4 million (after-tax) relating to the expiration of product warranty liabilities associated with a previously sold manufacturing operation.


                      VIAD CORP AND SUBSIDIARIES
       TABLE TWO - INCOME BEFORE IMPAIRMENT LOSSES/RECOVERIES,
    INCOME BEFORE OTHER ITEMS, ADJUSTED EBITDA AND FREE CASH FLOW
                             (UNAUDITED)


                         Three months ended          Year ended
                            December 31,            December 31,
                      ------------------------------------------------
(000 omitted)          2006     2005      %     2006     2005      %
                      -------- -------- ------ -------- -------- -----

Income (loss) before
 impairment
 losses/recoveries
 and income (loss)
  before other items:
  Income (loss) from
   continuing
   operations         $(3,038)  $3,632   (a)   $51,325  $36,514  40.6%
  Impairment losses,
   net of tax           2,466        -   (a)     2,090      508   (a)
                      -------- -------- ------ -------- -------- -----
  Income (loss) before
   impairment
   losses/recoveries     (572)   3,632   (a)    53,415   37,022  44.3%
  Favorable resolution
   of tax matters      (3,163)  (2,662)  18.8% (13,163)  (4,692)  (a)
  Gain on sale of
   corporate assets,
   net of tax               -        -   (a)    (2,164)       -   (a)
                      -------- -------- ------ -------- -------- -----
  Income (loss) before
   other items        $(3,735)    $970   (a)   $38,088  $32,330  17.8%
                      ======== ======== ====== ======== ======== =====

                         Three months ended          Year ended
                            December 31,            December 31,
                      ------------------------------------------------
(per diluted share)    2006     2005      %     2006     2005      %
                      -------- -------- ------ -------- -------- -----

Income (loss) before
 impairment
 losses/recoveries
 and income (loss)
  before other items:
  Income (loss) from
   continuing
   operations          $(0.14)   $0.16   (a)     $2.35    $1.64  43.3%
  Impairment losses,
   net of tax            0.12        -   (a)      0.10     0.02   (a)
                      -------- -------- ------ -------- -------- -----
  Income (loss) before
   impairment
   losses/recoveries    (0.02)    0.16   (a)      2.45     1.66  47.6%
  Favorable resolution
   of tax matters       (0.15)   (0.12) -25.0%   (0.60)   (0.21)  (a)
  Gain on sale of
   corporate assets,
   net of tax               -        -   (a)     (0.10)       -   (a)
                      -------- -------- ------ -------- -------- -----
  Income (loss) before
   other items         $(0.17)   $0.04   (a)     $1.75    $1.45  20.7%
                      ======== ======== ====== ======== ======== =====

                         Three months ended          Year ended
                            December 31,            December 31,
                      ------------------------------------------------
(000 omitted)          2006     2005      %     2006     2005      %
                      -------- -------- ------ -------- -------- -----

Adjusted EBITDA:
 Net income (loss)    $(1,835)  $3,712   (a)   $63,554  $37,754  68.3%
 Income from
  discontinued
  operations           (1,203)     (80)  (a)   (12,229)  (1,240)  (a)
                      -------- -------- ------ -------- -------- -----
 Income (loss) from
  continuing
  operations           (3,038)   3,632   (a)    51,325   36,514  40.6%
 Impairment losses,
  net                   4,046        -   (a)     3,396      843   (a)
 Interest expense         340      682   50.1%   1,559    2,554  39.0%
 Income tax expense
  (benefit)            (6,649)  (3,855)  72.5%   9,736   15,326  36.5%
 Depreciation and
  amortization          4,760    5,125    7.1%  19,804   22,113  10.4%
                      -------- -------- ------ -------- -------- -----
 Adjusted EBITDA        $(541)  $5,584   (a)   $85,820  $77,350  11.0%
                      ======== ======== ====== ======== ======== =====

                         Three months ended          Year ended
                            December 31,            December 31,
                      ------------------------------------------------
(000 omitted)          2006     2005      %     2006     2005      %
                      -------- -------- ------ -------- -------- -----

Free Cash Flow:
 Net cash provided by
  operating activities   $856  $15,505  -94.5% $76,437  $49,864  53.3%
 Less:
  Capital expenditures (5,441)  (6,117)  11.1% (20,136) (20,038) -0.5%
  Dividends paid         (846)    (888)   4.7%  (3,449)  (3,537)  2.5%
                      -------- -------- ------ -------- -------- -----
  Free cash flow      $(5,431)  $8,500   (a)   $52,852  $26,289   (a)
                      ======== ======== ====== ======== ======== =====

(a) Change is greater than +/- 100 percent.


    CONTACT: Viad Corp
             Carrie Long, 602-207-2681
             Investor Relations
             clong@viad.com